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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

E2Enet, Inc.

Service-to-Industry, Inc.

Labor-to-Industry, Inc.

Yazam.com, Inc.

Yazam Ltd. (incorporated in Israel)

Yazam Europe (incorporated in the United Kingdom)

Yazam.com Capital Corp.

Yazam.com Financial Advisors Inc.

Gregory FCA Communications Inc.


Each subsidiary of the Registrant has been organized and is a corporation existing under the laws of the State of Delaware, except where otherwise noted.


                                                                    Exhibit 21.1
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